As Filed with the Securities and Exchange Commission on November 29, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

China Marketing Media, Inc.

(Name of small business issuer in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	2721 Classification Code Number)	13-4067620 EIN Identification Number)

P.O. Box 110310 Naples, Florida 34108 239-598-2300
(Address and telephone number of principal executive offices)

Room 3302, Jiangsu Building Yitian Road, Shenzhen 518026, China
(Address of principal place of business or intended principal place of business)

Approximate date of proposed sale to the public:  As promptly as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration   statement number of the earlier effective registration statement for the same offering:  [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Common stock	3,000,000 shares	$ 0.88	$2,640,000	$ 310.73

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

Subject to completion dated __________, 2005

PROSPECTUS

CHINA MARKETING MEDIA, INC.

This Prospectus relates to the offer and sale of up to 3,000,000 shares of our common stock at a price of $0.88 per share.  We will offer and sell a total of up to 3,000,000 shares on a “best efforts” basis directly through our officers and directors who will not receive any commissions or remuneration for selling the shares.  Individual investors are not required to purchase any specified minimum number of shares.  There is no minimum total number of shares which must be sold in this offering and no arrangements to place any of the proceeds of this offering in escrow.  The offering will terminate upon the earlier of (i) the second anniversary of the date of this Prospectus, (ii) the date on which all 3,000,000 shares have been sold, or (iii) the date on which we elect to terminate this offering. The shares will not be offered through an underwriter.  Net proceeds from sale of shares will be immediately available to the Company.

There is currently no trading market for our securities.

INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS, AND INVESTORS SHOULD NOT BUY THESE SHARES UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

PLEASE SEE “RISK FACTORS” BEGINNING ON PAGE 7 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS.   ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus shall not be used before the effective date of the registration statement.

	Price to the Public	Net Proceeds to China Marketing Media, Inc. (1) (2)
Per Share	$0.88	$0.88

Total Amount (3,000,000 shares)	$2,640,000	$2,640,000

 (1) Assumes no commissions will be paid on shares that are sold.  However, we reserve the right to offer the shares through brokers who may receive compensation in the form of commissions or fees which we anticipate would not exceed $264,000 (10% of the proceeds of the offering).

(2) Before expenses of the offering which we estimate will be approximately $70,000.

The date of this Prospectus is ________________, 2005

Until ____________, 2006 (90 days after the effective date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

SUMMARY

This Summary highlights selected information from elsewhere in this Prospectus.  It is not complete and may not contain all of the information that is important to you. To understand this offering fully, you should read the entire Prospectus carefully, including the risk factors and financial statements and the related notes to those statements included in this Prospectus.

CHINA MARKETING MEDIA, INC.

Room 3302, Jiangsu Building,

Yitian Road

Shenzhen, 518026, China.

THE COMPANY

CHINA MARKETING MEDIA, INC., ("we," "us," "our," the "Company" “China Marketing”), was incorporated under the laws of the State of Nevada on June 4, 1999, under the name of Derby Resources, Inc. We changed our name to China Marketing Media, Inc., on June 20, 2005.

We were formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction.  In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10-SB.

         From the date of our incorporation through January 25, 2005, our only business activities were the organizational activities described above, including registration under the Securities Exchange Act of 1934, and efforts to locate a suitable business opportunity for acquisition. In January 2005, we identified a business opportunity we wanted to acquire.

On January 25, 2005, we had a change of control as the first step in the business acquisition process.  On that date, Topworth Assets Limited, a British Virgin Islands corporation, acquired a total of 2,108,340 shares, or approximately 90% of the Company’s issued and outstanding common stock.   The aggregate purchase price for the shares was $50,000 which was paid in cash at closing out of the funds of the purchaser.

On June 6, 2005, we completed the business acquisition process by acquiring all of the issued and outstanding common stock of Media Challenge Holdings Limited, a British Virgin Islands company, in a share exchange transaction.  Media Challenge Holdings Limited was incorporated under the laws of the British Virgin Islands in August 2004.  We issued 16,321,800 shares in the share exchange transaction for 121,000 shares of Media Challenge Holdings Limited, representing 100% of its issued and outstanding stock.  As a result of the share exchange transaction, Media Challenge Holdings Limited became our wholly-owned subsidiary.

Pursuant to the terms of a license agreement with Shenzhen Media Investment Co., Ltd., a PRC corporation, Media Challenge Holdings Limited is engaged in the business of selling magazine and advertising space and operating the publication of Sales & Marketing Magazine in the People’s Republic of China.

THE OFFERING

Common Stock Offered by Company	We are offering a total of up to 3,000,000 shares at a price of $0.88 per share.

Common Stock Outstanding

We currently have a total of 18,664,400 shares of common stock issued and outstanding.  In the event all shares we are offering are sold, we will have a total of 21,664,400 shares issued and outstanding following completion of this offering.

No Trading Market	Our common stock is not listed on any securities exchange, and there is currently no public trading market for our shares.

Risk Factors

Investment in our common stock involves a high degree of risk. Among the significant risk factors are (i) the fact that there is not currently a public market for shares of our common stock and no assurance that such a market will develop in the future; (ii) the fact that we commenced business operations in November, 2004,  and have a limited operating history; and (iii) the fact that we will require substantial working capital to fund our business and there is no assurance that we will be able to obtain the necessary working capital (See “Risk Factors” for additional information).

SUMMARY FINANCIAL INFORMATION

The following table sets forth summary financial data derived from our financial statements. This data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

	Nine Months Ended September 30, 2005 (Unaudited)	Fiscal Year Ended December 31, 2004

Operating Statement Data
Revenues	4,064,193	728,809
Operating Expenses	616,731	49,864
Net Profit from Operations	1,863,957	598,692
Earnings Per Share	0.07	0.027
Balance Sheet Data
Total Assets	3,276,768	1,848,159
Total Current Liabilities	512,686	217,086
Stockholders’ Equity	1,684,978	631,106

RISK FACTORS

This investment has a high degree of risk.  Before you invest, you should carefully consider the risks and uncertainties described below and the other information in this prospectus.  If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down.  This means you could lose all or part of your investment.

Risks Relating to Our Business

Dependence on Demand for Advertising

A substantial portion of the Company’s revenues is derived from the sale of advertising space.  In the event of a future general economic downturn or a recession in China the Company’s advertisers may reduce their advertising budgets.  Any material decline in the demand for advertising would have a material adverse effect on the Company’s business, financial condition and results of operations.

Competition

The Magazine faces competition from a number of other magazine publishers.  Both local and overseas publishers issue business related magazines in the People’s Republic of China, some of which may have substantially greater financial resources than the Company that may enhance their ability to compete in the publication of sales and marketing periodicals.  In addition, the Company faces broad competition for audiences and advertising revenue from other media companies that produce magazines, newspapers and online content.  Overall competitive factors include product positioning, editorial quality, circulation, price and customer service.  Competition for advertising dollars is primarily based on advertising rates, the nature and scope of readership, reader response to advertisers’ products and services and the effectiveness of the sales team.  If the Company is unable to compete successfully for advertisers and readers, the Company’s business, financial condition and results of operations could be adversely affected.

Effect of Increases in Paper and Postage Costs

Paper for the Magazine is a significant expense.  Paper prices can be very volatile.  Unexpected or significant increases in paper prices may have an adverse effect on the Company’s future results of operations.  No assurance can be given that the Company can recoup paper cost increases by passing them through to its advertisers and readers and, accordingly, such cost increases could have a material adverse effect on the Company’s results of operations.

New Product Risks

The Company’s success has depended largely on its ability to monitor the sales and marketing community in the People’s Republic of China and market trends, and to adapt the Magazine and services to meeting the evolving information needs of existing and emerging target audiences.  The Company’s future success will depend in part on its ability to continue offering new publications and services that successfully gain market acceptance by addressing the needs of specific audience groups within the Company’s target markets.  The process of internally researching and developing, launching, gaining acceptance and establishing profitability for a new publication or service, is inherently risky and costly.  New publications typically require several years and significant investment to achieve profitability.  There can be no assurance that the Company’s efforts to introduce new or assimilate acquired publications or services will be successful or profitable.  Costs related to the development of new publications are expensed as incurred and, accordingly, the Company’s profitability from year to year may be adversely affected by the number and timing of new product launches.

The Company’s wholly-owned subsidiary is dependent on key personnel

The Company’s wholly-owned subsidiary, Media Challenge Holdings Limited, is dependent on its President, who is also the chief editor of the magazine.  The president, Li Ying Sheng, has over 10 years of experience in magazine publishing and management.  The success of the Magazine is heavily dependent on his continued involvement with the Company.  If Li Ying Sheng leaves the Company or ceases involvement with the Magazine it would have a material adverse affect on the Company’s results of operations.

Censorship of advertising content by the PRC Government

The advertising industry in the PRC is governed by the Advertising Law which came into effect in February, 1995. Advertisers, advertising operators and distributors, including entities such as ourselves, which engage in advertising activities are required to comply with applicable procedures and provisions under the Advertising Law. If our operations are determined to be in breach of the Advertising Law, penalties may be imposed which include fines, confiscation of advertising fees, orders to cease dissemination of the relevant advertisement and orders to publish an advertisement with corrective information.

Government Policies in China could affect our business

All of our assets are located in China and we derive all of our revenues from our operations in China.  Accordingly, our results of operations and prospects are subject, to a significant degree, to political and legal developments in China. The Chinese government exercises significant control over the economy through ownership of productive assets, allocation of resources, setting monetary policy and providing preferential treatment to particular companies or industries.  All of these factors are outside of our control and could have an adverse effect on our business either directly or indirectly as a result of their impact on economic conditions in China.

Risks Relating to Our Common Stock:

We have the right to terminate this offering at any time, even if only a limited number of shares have been sold.

We have the right, in our sole discretion, to terminate or discontinue this offering at any time, and we could elect to terminate or discontinue it at a time when only a limited number of shares have been sold.  Early termination would limit the proceeds we receive from the offering which, in turn, is likely to limit our ability to significantly expand our operations.  In addition, early termination of the offering would make it more difficult to establish a viable market for our shares because of the limited number of shares available for trading in the public market.  In that event, any public market which is established is likely to have limited trading activity resulting in limited liquidity for our shareholders.

Resale of Our Shares May Be Difficult Because There is No Current Market for Our Shares and it Is Possible That No Market Will Develop. This may reduce or limit the potential value of our shares.

There is no current public market for our shares of common stock, and no assurance that such a public market will develop in the future. Even in the event that such a public market does develop, there is no assurance that it will be maintained or that it will be sufficiently active or liquid to allow shareholders to easily dispose of their shares.  The lack of a public market, or the existence of a public market with little or no activity or liquidity is likely to reduce or limit the potential value of our shares.

The Offering Price for Our Shares Was Arbitrarily Determined and the price may have no relation to any recognized criteria of value.

The offering price for the shares offered hereby has been arbitrarily determined by corporate management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

Persons Who Purchase Shares in this Offering Will Suffer an Immediate Substantial Dilution in the Value of Their Shares.

Our officers, directors and other current shareholders have acquired their interests in the Company at a cost substantially less than that which purchasers in this offering will pay for their stock.. Assuming all shares offered hereby are sold, of which there can be no assurance, the Company will have a total of approximately 21,664,400 shares issued and outstanding,

having an estimated net tangible book value of $0.1964 per share as of September 30, 2005.   Therefore, it is estimated that purchasers in this offering will suffer an immediate dilution of approximately $0.6836 per share, which represents approximately 77.68% of the offering price of $0.88 per share.   In addition, the amount of dilution suffered by persons who purchase shares in this offering will increase in the event that less than the maximum number of shares we are offering hereby is sold.  In addition, the amount of dilution suffered by persons who purchase shares in this offering will increase in the event that less than the maximum number of shares we are offering hereby is sold.

If a Trading Market Develops For Our Common Stock it is Likely to be Subject to the "Penny Stock" Rules of the SEC.  The application of such rules would make transactions in our stock cumbersome and may reduce the value of an investment in our stock.

There is no current trading market for the Shares and there can be no assurances that a trading market will develop.  If such a trading market does develop, it will probably be subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks."  Penny stocks are generally equity securities with a price of less than $5.00, except for securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in those securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to make a special written determination that the penny stock is a suitable investment for the purchaser and to receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock as long as it is subject to the penny stock rules. In addition, holders of our shares may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

USE OF PROCEEDS

If we sell the maximum of 3,000,000 shares we are offering, we will receive proceeds of $2,640,000 before deduction of costs associated with this offering.  The following table provides information regarding our intended allocation of the net proceeds of this offering assuming various percentages of the total shares we are offering are sold and also assuming we do not pay broker/dealer commissions to sell the shares.

	100% of offering	75% of offering	50% of offering	25% of offering	10% of offering

Gross Proceeds	US$2,640,000	US$1,980,000	US$1,320,000	US$660,000	US$264,000
Offering Expenses	70,000	70,000	70,000	70,000	70,000
Net Proceeds	US$2,570,000	US$1,910,000	US$1,250,000	US$590,000	US$194,000

Business Expansion	US$1,900,800	US$1,425,600	US$950,400	US$475,200	US$190,080
Working Capital	US$669,200	US$484,400	US$300,000	US$114,800	US$3,920
Other (please specify)	0	0	0	0	0
Total	US$ 2,640,000	US$ 1,980,000	US$1,320,000	US$660,000	US$ 264,000

DETERMINATION OF OFFERING PRICE

The offering price of $0.88 per share for the shares offered hereby has been arbitrarily determined by corporate management.  The offering price was not established through any consideration of actual book value, earnings per share, past operating history, recent sales transactions, or any other recognized criteria of value.

DILUTION

Our officers, directors and other current shareholders have acquired their shares of common stock at a cost substantially less than $0.88 per share.  As a result, purchasers in this offering will suffer immediate substantial dilution in the net tangible book value of their shares following completion of the offering, while our current shareholders will realize an increase in the net tangible book value of their shares.  The following table illustrates this per share dilution as of September 30, 2005, assuming various percentages of the total number of shares we are offering are sold, and assuming we do not pay broker/dealer commissions to sell the shares.

DILUTION TABLE

	100% of offering	75% of offering	50% of offering	25% of offering	10% of offering

Offering Price	$0.88	$0.88	$0.88	$0.88	$0.88

Net Tangible Book Value Per Share Before Offering	$0.0902	$0.0902	$0.0902	$0.0902	$0.0902

Net Tangible Book Value Per Share After Offering	$0.1964	$0.1926	$0.1572	$0.1218	$0.1007

Dilution of Net Tangible Book Value to New Investors	$0.6836	$0.6874	$0.7227	$0.7581	$0.7793

Increase in Net Tangible Book Value to Existing Shareholders	$0.1062	$0.1024	$0.0671	$0.0317	$0.0105

PLAN OF DISTRIBUTION

         This Prospectus relates in part to shares we are offering for sale on a “self-underwritten” basis.  We are offering a total of up to 3,000,000 shares for sale on a “self-underwritten” basis directly through Li Ying Sheng and Li Bin, two of our executive officers and directors named herein who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. This portion of the offering will terminate upon the earlier to occur of (i) the second anniversary of the date of this Prospectus, (ii) the date on which all 3,000,000 shares registered hereunder have been sold, or (iii) the date on which we elect to terminate this offering.  We may elect to terminate this offering early in the event we have difficulty selling the shares, in the event we elect to withdraw the registration statement and thereafter seek to raise capital through a private placement offering, in the event we determine that we have raised sufficient capital, or for other business reasons.

The fact that the offering is self-underwritten means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis. This offering does not pertain to an at-the-market offering of equity securities of the Company.  We may offer the shares through brokers or sales agents, who may receive compensation in the form of commissions or fees.  We anticipate that we may seek to enter into agreements with various brokers and sales agents to assist us in identifying and contacting potential investors. Under these agreements, we anticipate that we would generally agree to pay fees or commissions based on a percentage (not exceeding 10%) of the aggregate purchase price of shares sold by such brokers or sales agents or those we sell to investors identified and contacted by these sales agents. These agreements may, in some cases, provide that we reimburse these sales agents for out-of-pocket expenses incurred in connection with their engagement. Any broker, dealer or sales agent that participates in the distribution of shares may be deemed to be an underwriter, and any profits on the sale of the shares by any such broker, dealer or sales agent, and any commissions and fees received by such broker, dealer or sales agents may be deemed to be underwriting compensation under the Securities Act.

In addition, to comply with the securities laws of certain jurisdictions, the shares may be required to be offered and sold only through registered or licensed brokers or dealers. If such registered or licensed brokers or dealers are engaged, the total commission and fees paid to such brokers and dealers in connection with the sale of shares will not exceed 13% of the selling price of the shares. In the event we enter into an underwriting agreement or agreements with broker-dealers and sales agents at any time after the effective date of this registration statement, we will be required to file a post-effective amendment to the registration statement to identify the underwriter, update the disclosure regarding the plan of distribution, file the underwriting agreement as an exhibit, and update all other applicable sections of the registration statement.

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In connection with their selling efforts in the offering, Li Ying Sheng and Li Bin will not register as broker-dealers pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of Rule 3a4-1 under the Exchange Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Neither Mr. Li Ying Sheng nor Mr. Li Bin is subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Neither Mr. Li Ying Sheng nor Mr. Li Bin will be compensated in connection with their participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Neither Mr. Li Ying Sheng nor Mr. Li Bin are, or have been within the past 12 months, a broker or dealer, and neither of them are, or have been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Li Ying Sheng and Li Bin will continue to primarily perform substantial duties for us or on our behalf other than in connection with transactions in securities. Neither Li Ying Sheng nor Mr. Li Bin will participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings, and no such proceedings are known by us to be contemplated.  None of our directors, officers or affiliates, and no owner of record or beneficial owner of more than five percent (5%) of our securities, or any associate of any such director, officer or security holder is a party adverse to us or has a material interest adverse to us in reference to pending litigation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Officers

The directors and executive officers currently serving the Company are as follows:

Name	Age	Position

Li Ying Sheng	46	President and Chief Executive Officer

Chen Li	36	Chief Financial Officer, Secretary, Treasurer

Ding Xiao Feng	35	Distribution Manager and Director

Ren Dong Sheng	32	Executive Director

Li Bin	42	Executive Director

Liu Yu	33	Independent Director

Tse Kwai Che, David	52	Independent Director

Our executive officers are elected annually by the Board of Directors. The directors serve one year terms or until resignation, removal or otherwise disqualified to serve, or until a successor is elected and qualified.  The directors named herein will serve until the next annual meeting of shareholders following the date of this Prospectus, or until their successors have been appointed. There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the Company’s board.   There are also no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the Company’s affairs.

We currently have 68 full-time employees and 2 part-time employees.

We have not had standing audit, nominating or compensation committees of the Board of Directors or committees performing similar functions. All such applicable functions have been performed by the Board of Directors as a whole. We anticipate establishing such committees in the near future. During the fiscal year ended December 31, 2004, the Board of Directors has held 5 formal meetings, and has taken action 5 times by unanimous written consent.

Biographical Information

Li Ying Sheng, age 46, President and CEO.  Mr. Li has been with the Magazine for over 11 years.  Mr. Li has more than 10 years of experience in magazine publishing and has acted in a number of different positions such as a reporter, director, and associate editor.  Mr. Li was named one of the top ten publishers by the Henan Provincial Government in 2002.  Prior to joining the Magazine, Mr. Li graduated from Zhengzhou University in 1988 with a bachelor’s degree in the School of commerce and a postgraduate degree in Economics.

Chen Li, age 36, chief financial officer, secretary and treasurer. She has over ten years’ financial and accounting experience. Prior to joining the Magazine, Mrs. Chen has worked in more than ten listed companies in China, and she acted in a number of senior positions such as accountant, financial section manager, audit manager, and CFO. Mrs. Chen graduated from Hunan Finance and Economics College in 1995 with undergraduate qualifications in fiscal management.

Ding Xiao Feng, age 35, distribution manager and director of Media Challenge Holdings Limited.  Mr. Ding has been with the Magazine for over 5 years.  Mr. Ding handles negotiations for distribution rights contracts and assists in maintaining and establishing relationships with advertising agencies.   Mr. Ding graduated from He Fei Industry University in 1990 with a bachelor’s degree in Material Science and Engineering.  He also finished a national economics post graduate course at Zhengzhou University in 2002.

Ren Dong Sheng, age 32, executive director. Mr. Ren has worked for different investment banks as a manager, a general manager, assistant general manager and director.  Mr. Ren has more than 7 years of experience in asset management and investment banking. He received his bachelor’s degree in electronic engineering and a master’s degree in international economics from Xian Jiao Tong University, in 1993 and 1996 respectively.  He has been a qualified accountant in the People’s Republic of China since 1999.

Li Bin , age 42, E xecutive D irecto r.  Mr. Li has solid management experience in magazine publishing.  Before joining the Company, Mr. Li worked in senior level management positions in several companies such as general manager of CNH International (Asia Pacific) and general manager of Top Seville Inc. (Asia Pacific).  Mr. Li received a Bachelor’s Degree from Marburg University Business School in 1987 and a Ph.D. in Management from the School of Management, Xian Jiao-tong University, in 2004 .

Independent Directors

Liu Yu, age 33, independent director.  Mr. Liu has worked more than 9 years in the investment banking and corporate finance areas.  Mr. Liu has worked for China United Securities Limited and Core Pacific-Yamaichi International (H.K.) Limited as a manager.  In his capacity as manager, Mr. Liu provided services related to corporate finance, financial advising and underwriting services.  In 1996, Mr. Liu graduated from Tian-Jin University’s School of Management with a Master's degree in economics.

Tse Kwai Che, David, age 52, independent director.  Professor Tse taught for 10 years at the University of British Columbia, Canada. In April 1998 he was appointed the Chair Professor in International Marketing for Hong Kong University’s School of Business.  Professor Tse was co-founder of Hong Kong University’s Management Centre.  Professor Tse received a bachelor’s degree in business administration from the Chinese University of Hong Kong in 1977 and an MBA and Ph.D. from the University of California, Berkley in 1978 and 1996 respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this registration statement, the stock ownership of each executive officer and director of the Company, of all executive officers and directors of the Company, as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock.  Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares.  No person listed below has any options, warrants or other rights to acquire additional securities of the Company except as may be otherwise noted.

Name and Address	Number of Shares Beneficially Owned	Percent of Class

Li Ying Sheng No.3 Garden,Jing Ba Road,Jin Shui District Zheng Zhou City, China	7,126,422	38.18%

Ding Xiao Feng No.1 Garden,Jing Yi Road,Jin Shui District Zheng Zhou City, China	4,827,610	25.87%

Ren Dong Sheng No.97 Pai Fang Street,Jin Niu District Cheng Du City, China	4,367,768	23.40%

Chen Li Room 3302, Jiangsu Building, Yitian Road Shenzhen, 518026, China.	0	0

Li Bin Room 3302, Jiangsu Building, Yitian Road Shenzhen, 518026, China	0	0

Lin Yu Room 1807 Building A, Cyber Tower 18, No.2 Zhong Guan Cun South Avenue, Haidian District, Beijing, China	0	0

Tse Kwai Che, David Flat A 11/F Block 10, Laguna Verde, Hung Hom, Hong Kong	0	0

Topworth Assets Limited 3505-06 Edinburgh Tower, The Landmark, 15 Queen’s Road Central. Hong Kong	2,108,340	11.30%

All officers and directors as a group (7 in number)	16,321,800	87.45

EXECUTIVE COMPENSATION

         The following table provides summary information concerning compensation awarded to, earned by, or paid to any of our officers and directors for all services rendered to the Company in all capacities for the fiscal years ended December 31, 2004.

Name and Principal Position	Year	Salary	Other Compensation
Li Ying Sheng President and CEO	2004	$9,191	$6,835
Ding Xiao Feng Distribution Manager and Director	2004	$5,492	$3,950
Ren Dong Sheng Executive Director	2004	$5,492	$3,950

Indemnification of Officers and Directors

As permitted by Nevada law, the Company's By-Laws provide that the Company will indemnify its directors and officers against expenses and liabilities they incur to defend, settle, or satisfy any civil or criminal action brought against them on account of their being or having been Company directors or officers if such person acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

DESCRIPTION OF SECURITIES

Common Stock.  The Company’s authorized capital stock currently consists of 50,000,000 shares of $0.001par value Common Stock, of which 18,664,400 shares are currently issued and outstanding.

Preferred Stock. The Company’s authorized capital stock currently consists of 5,000,000 shares of $0.01 par value Preferred stock of which no shares issued and outstanding.

Voting Rights.  Each outstanding share of the Common Stock is entitled to one vote in person or by proxy in all matters that may be voted upon by shareholders of the Company, except that in the election of Directors, cumulative voting is permitted.

Preemptive Rights. The holders of the Common Stock have no preemptive or other preferential rights to purchase additional shares of any class of the Company's capital stock in subsequent stock offerings.

Liquidation Rights.  In the event of the liquidation or dissolution of the Company, the holders of the Common Stock are entitled to receive, on a pro rata basis, all assets of the Company remaining after the satisfaction of all liabilities.

Conversion and Redemption.  The shares of the Company’s Common Stock have no conversion rights and are not subject to redemption. All of the issued and outstanding shares of the Company’s Common Stock are, and the unissued shares in this offering, when sold and paid for, will be duly authorized, fully paid, non-assessable and validly issued.

Dividend Policy

We have never declared or paid cash dividends or made distributions in the past and do not anticipate paying cash dividends or making distributions in the foreseeable future.  We currently intend to retain and invest future earnings to finance operations.

Future dividends, if any, will be determined solely by our board of directors and will depend upon, among other things, our earning, financial conditions, capital requirements, level of indebtedness, and other factors the board of directors believes is relevant.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any part of its subsidiaries. Nor was any such person connected with the registrant or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Company’s Bylaws include provisions authorizing the Company to provide indemnification for officers, directors, and other persons.  In addition, under the terms of the Nevada Revised Statutes, the Company has the power to indemnify any person who is or was a party to any proceeding by reason of the fact that he or she is or was serving as an officer, director, employee or agent of the Company.  The Company may not provide such indemnification unless the person seeking it acted in good faith, and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All of the current officers and directors acquired their shares in the Company at a cost substantially less than the offering price of $0.88 per share. All the current officers and directors acquired their shares in the Company as a result of the share exchange transaction between Media Challenge Holdings Limited and the Company.  The Company issued 16,321,800 shares in the share exchange transaction for 100% or 121,000, of the issued and outstanding shares of Media Challenge Holdings Limited.

DESCRIPTION OF BUSINESS

Background

China Media Marketing, Inc. ("we," "us," "our," the "Company"), was incorporated under the laws of the State of Nevada on June 4, 1999 under the name of Derby Resources, Inc.  We changed our name to China Marketing Media, Inc. on June 20, 2005.

We were formed as a "blind pool" or "blank check" company whose business plan was to seek to acquire a business opportunity through completion of a merger, exchange of stock, or other similar type of transaction.  In furtherance of our business plan, we voluntarily elected to become subject to the periodic reporting obligations of the Securities Exchange Act of 1934 by filing a registration statement on Form 10-SB.

         From the date of our incorporation through January 2005, our only business activities were the organizational activities described above, including registration under the Securities Exchange Act of 1934 and efforts to locate a suitable business opportunity for acquisition. In January 2005, we identified a business opportunity we wanted to acquire.

On January 25, 2005, we had a change of control as the first step in the business acquisition process.  On that date, Topworth Assets Limited, a British Virgin Islands corporation, acquired a total of 2,108,340 shares, or approximately 90% of the Company’s issued and outstanding common stock.  The aggregate purchase price for the shares was $50,000, which was paid in cash at closing out of the funds of the purchaser.

On June 6, 2005, we completed the business acquisition process by acquiring all of the issued and outstanding common stock of Media Challenge Holdings Limited, a British Virgin Islands company in a share exchange transaction.  Media Challenge Holdings Limited was incorporated under the laws of the British Virgin Islands in August 2004.  We issued 16,321,800 shares in the share exchange transaction for 100%, or 121,000, of the issued and outstanding shares of Media Challenge Holdings Limited. As a result of the share exchange transaction, Media Challenge Holdings Limited became our wholly-owned subsidiary.

The Business

Media Challenge Holdings Limited is engaged in the business of selling magazines and advertising space through a license agreement with Shenzhen Media Investment Company Ltd.  Through such license the Company operates the publication of “Sales & Marketing Magazine” (the “Magazine”).  The Magazine is a People’s Republic of China publication tailored for providing sales and marketing knowledge.  It changed to its current name by reforming a former government publication (Economy of Industrial Group).  The reform brought about fundamental changes in the operation of the Magazine allowing management to have more control over the magazine content, editing, and distribution channel development.

The Henan Provincial Government, the original owners of the publishing house for the Magazine, a Private asset Management Company and the management of the Magazine set up Shenzhen Media Investment Co. Ltd. in Shenzhen.  In October 2003, Shenzhen Media Investment Co., Ltd. entered into a 10-year contract with the publishing house of the Magazine to oversee the operation and strategic planning of advertising, publishing, and staff training for the Magazine.  Under the contract with the publishing house, Shenzhen Media Investment Co., Ltd. bears all the operating costs and receives all the revenue from magazine and advertising sales.

Prior to entering into the contract in October 2003, the advertising, printing and distribution businesses of the Magazine were carried out by departments within the Light Industrial Ministry of the Henan Province.  The Magazine’s management believes a corporation with a commercial profit-oriented structure, which is accountable for its own profits and losses instead of departments within the Light Industrial Ministry enhances the overall efficiency and profitability of such businesses and enables more effective use of resources. The structure will raise the commercial awareness and minimize potential distractions from political considerations.  It will also provide a base for market-driven strategic expansion and development.

On November 20, 2004, Shenzhen Media Investment Co., Ltd. transferred the exclusive right to its contract with the Magazine publishing company to Media Challenge Holdings Limited for consideration of $1.45 million.  The term of the agreement is nine years.  The arrangement was made due to the People’s Republic of China regulatory prohibition against foreign-investors having a controlling stake in any media related businesses.  Under China’s current WTO commitment, the restriction on foreign ownership of advertising businesses is scheduled to be lifted by December 2005.  Media Challenge Holdings Limited will then have the first right of refusal to acquire ownership of the Magazine.

Current Operations

The Magazine, originally a monthly magazine, now publishes three issues a month, one of which is a case-study report about what is happening in different industries.  Each issue is focused on specific topics; two of the issues are tailored for practical issues in sales and marketing.  The whole concept for the magazine is to provide the readers with a comprehensive view of basic marketing theories and applications through real business examples.  The target readers for the magazine are sales and marketing executives working in local and multinational corporations, university students, entrepreneurs, and researchers.  The main focus is on the People’s Republic of China and a few overseas cases.

The early month issue is a blend of overall discussion on sales and marketing for executives who need to keep track of the latest development in their industries and other relevant events.  It offers the readers a macro view of the development and trends in different industries across the People’s Republic of China.  Competitive and sales strategies are proposed to readers who need advice on formulating an appropriate strategy for their products.  Practical methodologies are presented to facilitate the readers in managing their business operations.  The late month issue is tailored for supply chain management, which involves the entire process from manufacturers, distributors, and logistics management.  The case-study issue consists of reports from industry experts to dissect the theories behind each chosen case.  These cases are tilted mostly towards business events that have occurred in the People’s Republic of China in order to offer refined local experiences to readers.

Customers And Marketing

The Magazine and its competitors adopt a premium pricing for their publications as they target the professionals, executives, multi-national corporations, universities and libraries.

Sun Wah Bookstore of Henan Province is currently a key distributor of the Magazine, and Media Challenge Holdings Limited intends to seek to develop a comprehensive distribution network that reaches all major cities in the People’s Republic of China. Currently, the distribution network consists of over 60 distribution agencies and 30,000 shops covering over 300 cities throughout the country.

Management has taken the bundle pricing approach to increase its readership for newly developed issues.  Mailing subscribers are charged on an annual payment scheme rather than a weekly or monthly one.  Readers pay for the annual subscription fee at the beginning of the year based upon the number of issues that will be published during the year.

Competition

Both local and overseas publishers issue business related magazines in the People’s Republic of China.  Business Week, Harvard Business Review, Forbes, and Fortune are some of the well-known international business magazine titles that have Chinese versions published in the People’s Republic of China.  These magazines publish translated articles from the English version and develop some local stories with the editorial staff hired by the local publishing houses.  Under the current laws of China, foreign ownership is prohibited in television, Internet, radio, newspaper industries, and all news-related magazines.

Local competition for the Magazine consists of New Selling, Successful Selling, and Contemporary Selling magazines.  The Magazine currently has a higher annual circulation than these competitors.

Property and Facilities

The Company does not own any property in China or in other countries. We rent our main offices in Shenzhen, China.  Other equipment including computers and transportation equipment such as cars are wholly owned by the company.

Reports to Security Holders

We are subject to the reporting requirements of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, and accordingly, we file reports, information statements and other information with the Securities and Exchange Commission, including quarterly reports on Form 10-QSB, annual reports on Form 10-KSB, reports of current events on Form 8-K, and proxy or information statements with respect to shareholder meetings.  Although we may not be obligated to deliver an annual report to our shareholders, we intend to voluntarily send such a report, including audited financial statements, to our shareholders each year.  This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission in accordance with its rules and regulations.  The public may read and copy materials we file with the Securities and Exchange Commission at its Public Reference Room at 100 F Street, NE, Washington, D.C. 20549.  The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330.  The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Securities and Exchange Commission at http://www.sec.gov.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

DISCLAIMER REGARDING FORWARD LOOKING STATEMENTS

Certain statements in this prospectus which are not statements of historical fact are what are known as "forward-looking statements," which are basically statements about the future. For that reason, these statements involve risk and uncertainty since no one can accurately predict the future. Words such as "plans," "intends," "hopes," "seeks," "anticipates," "expects," and the like, often identify such forward looking statements, but are not the only indication that a statement is a forward-looking statement. Such forward-looking statements include statements concerning our plans and objectives with respect to our present and future operations, and statements which express or imply that such present and future operations will or may produce revenues, income or profits. In evaluating these forward-looking statements, you should consider various factors, including those described in this prospectus under the heading "Risk Factors" beginning on page 7. These and other factors may cause our actual results to differ materially from any forward- looking statement.  We caution you not to place undue reliance on these forward-looking statements.  Although we base these forward-looking statements on our expectations, assumptions, and projections about future events, actual events and results may differ materially, and our expectations, assumptions, and projections may prove to be inaccurate. The forward-looking statements speak only as of the date hereof, and we expressly disclaim any obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our financial statements:

Cash and Cash Equivalents.  For purposes of the statements of cash flows, cash and cash equivalents includes cash on hand and demand deposits held by banks. Deposits held in financial institutions in the PRC are not insured by any government entity or agency.

Trade Accounts Receivable.  Trade accounts include an adjustment for those accounts that are uncollectible.  An account is considered to be uncollectible when the payment of the account becomes questionable.  No provision has been made for uncollectible accounts on the 2004 and 2005 balance sheets.

Revenue Recognition.  In general, our company recognizes revenue when persuasive evidence of an arrangement exists; delivery has occurred according to the sale terms, the seller's price to the buyer is fixed or determinable; and collectibility is reasonably assured.

Foreign Currency and Comprehensive Income.  The financial statements are presented in United States (US) dollars. However, the Company’s operational currency is the Yuan Renminbi (RMB). The financial statements are translated into US dollars from RMB using exchange rates at the end of the period for assets and liabilities and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

RMB is not freely convertible into the currency of other nations. All such exchange transactions must take place through authorized institutions. There is no guarantee the RMB amounts could have been, or could be, converted into US dollars at rates used in translation.

Estimates.  Actual results could differ from the estimates made in the financial statements.

Background

On February 7, 2005, the Company signed an agreement for Share Exchange whereby the Company agreed to acquire all of the issued and outstanding common stock of Media Challenge Holdings Limited, a British Virgin Islands corporation (“Media”) in exchange for issuance of shares of the Company’s common stock.

The parties to the Agreement are Derby Resources, Inc., Media Challenge Holdings Limited, Li Ying Sheng, Ding Xiao Feng and Ren Dong Sheng.  Other than with respect to the Agreement, there is no material relationship between the Company, or its affiliates, and any of the parties to the Agreement.  Consideration issued by the Company was a total of 16,321,800 shares of its common stock (the “Exchange Shares”) in exchange for 121,000 shares of Media, representing 100% of the issued and outstanding common stock of Media.  The Exchange ratio is approximately 134:1 (i.e., 134 shares of the Company’s common stock for each 1 (one) share of Media common stock exchanged).

Upon closing of the Exchange, Media Challenge became a wholly-owned subsidiary of the Company.  Media Challenge is engaged in the business of selling magazine and advertising space through a licensing agreement to operate the publication of Sales and Marketing Magazine in China.  The Closing of the Share Exchange occurred on June 6, 2005.

On August 1, 2005, the Company filed an amendment to change its name to “China Marketing Media, Inc.”

Results of Operation

For the nine-month period ended September 30, 2005, the Company had sales revenues of $4,064,193 and income from operations of $1,863,957.

Two factors have contributed to the increase in advertising income during the nine month period ended September 30, 2005.  One factor was the expanded circulation, and the corresponding increase in the price of per-page advertising rates, of the Company’s magazine, “Sales and Marketing.” The expanded circulation is a result of the fact that the magazine has broadened its Chinese readership.  The second factor is that the advertising income of the channel printing of Sales and Marketing (the end-of-the month edition) also experienced significant growth.

Plan of Operations

The Company’s plan of operations for the remainder of the current fiscal year and for the twelve months following the date of this report is to seek to strengthen the Company’s market position by beginning to publish new magazine titles, and to seek to increase its advertising revenues from Sales and Marketing magazine through marketing and promotion activities.   The

Company’s current cash on hand and continuing revenue from operations is sufficient to maintain operations at their current levels.  However, in order to expand operations management believes it will be necessary for the Company to raise additional capital either through sale of equity securities or through debt financing. Management intends to apply the net proceeds from this offering toward implementation of its expansion plans.  Full implementation of the current expansion plans will require approximately $2,500,000 in additional capital.

The new magazine titles the Company is planning to develop are “China Sales and Marketing Review” and “Corporate Culture Forum,” both of which will be targeted to the professional markets in China.   The Company has begun the preparation work for these two magazines and currently expects that it will seek to begin publishing them in the second quarter of 2006.

Due to the nature of the Company’s business, it does not require substantial amounts of plant and equipment.  As a result, it has no plans to acquire or to sell any substantial amount of assets in the next 12 months.

The Company currently has 68 full-time employees and 2 part-time employees, and it is not expected that there will be any significant changes in the number of employees during the next 12 months.

The Company does not anticipate any other significant financial commitments and/or financial changes in the next 12 months.

 MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

There is no established market for our shares. Our stock is not yet quoted on the OTC Bulletin Board or on any other public market and we have not applied for listing or quotation on any public market.

We currently have a total of 18,664,400 shares outstanding.  Such shares are held by a total of 36 holders of record.  All of such shares constitute “restricted securities” as that term is defined in Rule 144 under the Securities Act of 1933.  A total of 234,260 of such shares may currently be eligible for resale in accordance with the provisions of Rule 144 by virtue of having been held for the required minimum holding period of one year.  However, the holders of such shares are persons who may be deemed to have been promoters or affiliates of Derby Resources, Inc., or persons who acquired their shares from promoters or affiliates of Derby Resources, Inc.,  prior to the share exchange transaction in February, 2005,  or persons who may not be permitted to sell shares in reliance on Rule 144.  An SEC staff interpretation issued in January, 2000, indicated that Rule 144 is not available for resales of shares which were originally issued to promoters or affiliates of blank check companies, or shares which were acquired from promoters or affiliates of blank check companies, because such persons may be considered to be underwriters.  To the extent the holders of these 234,260 shares may not rely on Rule 144 to make resales, such shares may be offered and sold only pursuant to an effective registration statement.

A total of 16,321,800 shares were issued the officers and directors of the Company in the share exchange transaction completed in February, 2005.  Such shares may be eligible for resale in accordance with the provisions of Rule 144 commencing in February, 2006.

We are publicly offering a total of 3,000,000 shares of our common stock for pursuant to the terms of this registration statement.

TRANSFER AGENT

The Company’s transfer agent is Manhattan Transfer Registrar Company, 57 Eastwood Road, Miller Place, NY 11764.  The phone number is (631) 585-7341.

AVAILABLE INFORMATION

We are subject to the reporting requirements of the Exchange Act and the rules and regulations promulgated thereunder, and, therefore, we file reports, information statements or other information with the Securities and Exchange Commission. This prospectus is part of a Registration Statement which we filed with the Securities and Exchange Commission in accordance with its rules and regulations. Copies of the registration statement, including the exhibits to the Registration Statement and other material that is not included herein, may be inspected, without charge, at the Public Reference Section of the Commission at Room 100 F Street, NE Washington, DC 20549.  Copies of such materials may be obtained at prescribed rates from the Public Reference Section of the Commission at 100 F Street, NE, Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the Commission at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web at http://www.sec.gov that contains reports, information and information statements and other information regarding registrants that file electronically with the Commission.

LEGAL MATTERS

Frascona, Joiner, Goodman & Greenstein, P.C., 4750 Table Mesa Drive, Boulder, Colorado 80305, will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

Child, Sullivan & Company has audited, as set forth in its report thereon appearing elsewhere herein, the financial statements at December 31, 2004 and for the period from August 12, 2004 (inception) to December 31, 2004, that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm’s opinion based on its expertise in accounting and auditing.

CHINA MARKETING MEDIA, INC.

UNAUDITED FINANCIAL STATEMENTS

Quarter Ended September 30, 2005

CHINA MARKETING MEDIA, INC.

CONSOLIDATED BALANCE SHEET (UNAUDITED)

September 30,
ASSETS	2005
Current assets
Cash and cash equivalents	$ 748,204
Due from related companies	1,457,264
Prepaid expenses	2,472
Total current assets	2,207,940

Equipment, net of depreciation	11,346

Other assets
License agreement, net of amortization	1,013,255
Long term investment	12,361
Other assets	31,866
Total other assets	1,057,482

Total assets	$ 3,276,768

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accrued expenses and levies	$ 6,981
Dividends payable	327,141
Taxes payable	76,974
Current portion of long-term debt	101,590
Total current liabilities	512,686

Long-term debt	1,079,104

Stockholders' equity
Preferred stock: par value $.01; 5,000,000 shares authorized; no shares issued and outstanding	-
Common stock: par value $.001; 50,000,000 shares authorized; 18,664,400 shares issued and outstanding	18,664
Additional paid in capital	102,336
Retained earnings	1,533,423
Accumulated other comprehensive income	30,555
Total stockholders' equity	1,684,978

Total liabilities and stockholders' equity	$ 3,276,768

See accompanying notes to unaudited financial statements

CHINA MARKETING MEDIA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (UNAUDITED)

	Three months ended		Nine months ended
	September 30,		September 30,
	2005	2004	2005	2004
Revenues
Sales revenues	$ 1,395,364	$ -	$ 4,064,193	$ -
Cost of goods sold	600,754	-	1,583,505	-
Gross profit	794,610	-	2,480,688	-

Expenses
Amortization	30,980	-	91,828	-
Other general and administrative	151,901	-	524,903	-
Total expenses	182,881	-	616,731	-

Income from operations	611,729	-	1,863,957	-

Other income (expense)
Interest income	1,900	-	10,912	-
Interest expense	(17,552)	-	(49,305)	-
Other	977	-	29,184	-
Total other income (expense)	(14,675)	-	(9,209)	-

Net income before taxes	597,054	-	1,854,748	-

Provision for income taxes	(137,661)	-	(511,797)	-

Net income	$ 459,393	$ -	$ 1,342,951	$ -

Foreign currency translation adjustment	30,555	-	30,555	-
Total comprehensive income	$ 489,948	$ -	$ 1,373,506	$ -

Basic and fully diluted earnings per share	$ 0.02	$ -	$ 0.07	$ -
Weighted average shares outstanding	18,664,400	18,664,400	18,664,400	18,664,400

See accompanying notes to unaudited financial statements

CHINA MARKETING MEDIA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine months ended
	September 30,
	2005	2004
Cash flows from operating activities:
Net income	$ 1,342,951	$ -
Adjustments to reconcile net income to
net cash provided by operations:
Amortization	91,828	-
Changes in operating assets and liabilities:
Accounts receivable	114,934	-
Due from related companies	(910,788)	-
Prepaid expenses	(2,430)	-
Other assets	(31,323)	-
Accrued expenses and levies	(22,219)	-
Due to director	(1,164)	-
Taxes payable	(16,602)	-
Net cash provided by operations	565,187	-

Cash flows from investing activities:
Purchase of equipment	(11,153)	-
Purchase of long term investment	(12,151)	-
Net cash used in investing activities	(23,304)	-

Cash flows from financing activities:
Increase in long term debt accrued interest	58,674	-
Due from director	7,290	-
Net cash provided by financing activities	65,964	-

Increase in cash and cash equivalents	607,847	-

Effect of exchange rate changes on cash	13,497

Cash and cash equivalents, beginning of period	126,860	-
Cash and cash equivalents, end of period	$ 748,204	$ -

Supplemental disclosures of cash flow information:
Interest paid in cash	$ -	$ -
Income taxes paid in cash	$ 526,532	$ -

See accompanying notes to unaudited financial statements

CHINA MARKETING MEDIA, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

Preliminary Note

The accompanying unaudited financial statements have been prepared in accordance with the instructions to Form 10-QSB but do not include all of the information and footnotes required by generally accepted accounting principles and should, therefore, be read in conjunction with the Company’s 2004 financial statements filed with Form 8-K. These statements do include all normal recurring adjustments which the Company believes necessary for a fair presentation of the statements. The interim operating results are not necessarily indicative of the results for a full year.

1.

Nature of Operations

China Marketing Media, Inc. was formed on June 4, 1999 in the State of Nevada as Derby Resources, Inc., and had no operations until the acquisition of Media Challenge Holdings Limited in a stock for stock transaction on June 6, 2005. The transaction was accounted for as a reverse merger. These financial statements are essentially those of the acquired entity with the adopted capital structure of China Marketing Media, Inc.

Media Challenge Holdings Limited (“MCHL”) was incorporated on August 12, 2004, under the laws of the Territory of the British Virgin Islands (BVI).

MCHL has had no operations other than the formation of Shenzhen New Media Consulting Co., Ltd. (Subsidiary) on November 15, 2004. The Subsidiary is a corporation established in the People’s Republic of China (PRC). The consolidated entity is hereafter referred to as ‘the Company’.

The Company engages in the provision of media consultation and planning services throughout the PRC.

2.

Basis of Presentation

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP). This basis differs from that used in the statutory accounts of the Company, which were prepared in accordance with the accounting principles and relevant financial regulations applicable to enterprises in the PRC. All necessary adjustments have been made to present the financial statements in accordance with US GAAP.

3.

Summary of Significant Accounting Policies

Economic and Political Risks

The Company faces a number of risks and challenges as a result of having primary operations and markets in the PRC. Changing political climates in the PRC could have a significant effect on the Company’s business.

CHINA MARKETING MEDIA, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

3.

Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents includes cash on hand and demand deposits held by banks. Deposits held in financial institutions in the PRC are not insured by any government entity or agency.

Trade Accounts Receivable

Trade accounts receivable are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount becomes questionable.  No provision has been made for uncollectible accounts as of the balance sheet date.

Revenue Recognition

Revenues are recognized when (1) persuasive evidence of an arrangement exists; (2) delivery has occurred according to the sale terms, (3) the seller's price to the buyer is fixed or determinable; and (4) collectibility is reasonably assured.

Advertising Expense

Advertising costs are expensed as incurred. The Company incurred no advertising costs during the periods ended September 30, 2005 and 2004.

Foreign Currency and Comprehensive Income

The accompanying financial statements are presented in United States (US) dollars. The functional currency is the Yuan Renminbi (RMB). The financial statements are translated into US dollars from RMB at period-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

The weighted average exchange rate used in translation was 8.23 RMB per each US dollar, while the period-end exchange rate used was 8.09 RMB per each US dollar. No gain or loss from foreign currency exchange has been recorded, and the resulting other comprehensive income from foreign currency translation for the period was $30,555.

RMB is not freely convertible into the currency of other nations. All such exchange transactions must take place through authorized institutions. There is no guarantee the RMB amounts could have been, or could be, converted into US dollars at rates used in translation.

CHINA MARKETING MEDIA, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

3.

Summary of Significant Accounting Policies (continued)

Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. Nearly all differences in tax bases and financial statement carrying values are permanent differences. Therefore, the Company has recorded no deferred tax assets or liabilities.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

4.

Related Party Transactions

On November 20, 2004, the Company entered into a subcontracting agreement with Shenzhen Media Investment Company, Limited (MIC), a PRC corporation with owners and directors in common with the Company. The agreement calls for the payment of $1,483,313 to MIC over a nine year period in exchange for a license to operate the business of a certain sales and marketing magazine with distribution throughout the PRC, over the same time period. The Company is entitled to collect advertising revenues from clients already existing at the time of the contract, in addition to any new clients that the Company can attract and retain. Amounts due from related companies under this agreement at September 30, 2005 totaled $1,457,264.

5.

License Agreement

The agreement with MIC referred to in Note 4, above, resulted in the capitalization of a license agreement in the amount of $1,121,044 as well as the recognition of a long-term liability in the same amount. The license agreement has a finite life of nine years, and is being amortized over that life using the straight line method.

CHINA MARKETING MEDIA, INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

6.

Common Stock

On June 6, 2005 the Company issued 16,321,800 shares of its common stock in exchange for 100% of the outstanding shares of Media Challenge Holdings Limited, a BVI company. The transaction was accounted for as a reverse merger, wherein Media Challenge Holdings Limited became the accounting acquirer and adopted the capital structure of China Marketing Media, Inc. These financial statements are essentially those of Media Challenge Holdings Limited.

Prior to the business combination transacted on June 6, 2005, MCHL declared a dividend to its shareholders in the amount of $327,141. As of September 30, 2005 the dividend had not been paid, but was accrued as a dividend payable.

7.

Concentrations

The Company’s sole operations are through a subcontracting agreement with MIC, as discussed in Note 4. MIC obtained its rights to license the magazine business through a similar subcontracting agreement with the magazine publisher, a company owned by the PRC government. A change in the political climate in the PRC could have a material adverse effect on the Company’s business.

8.

Contingencies

The Company has not, historically, carried any property or casualty insurance. No amounts have been accrued for any liability that could arise from the lack of insurance. Management feels the chances of such an obligation arising are remote.

Deposits in banks in the PRC are not insured by any government entity or agency, and are consequently exposed to risk of loss. Management believes the probability of a bank failure, causing loss to the Company, is remote.

Media Challenge Holdings Limited

Consolidated Financial Statements

December 31, 2004

Child, Sullivan & Company

A Professional Corporation of CERTIFIED PUBLIC ACCOUNTANTS

1284   W.  Flint   Meadow   Dr., Suite D, Kaysville, UT 84037      PHONE: (801) 927-1337  FAX: (801) 927-1344

Report of Independent Registered Public Accounting Firm

To The Stockholders

Media Challenge Holdings Limited

We have audited the accompanying consolidated balance sheet of Media Challenge Holdings Limited as of December 31, 2004 and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the period from August 12, 2004 (inception) to December 31, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Media Challenge Holdings Limited as of December 31, 2004, and the results of its operations and its cash flows for the period from August 12, 2004 (inception) to December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

Child, Sullivan & Company

Kaysville, Utah

May 25, 2005

MEDIA CHALLENGE HOLDINGS LIMITED

CONSOLIDATED BALANCE SHEET

December 31,
ASSETS	2004
Current assets
Cash and cash equivalents	$ 126,860
Accounts receivable	114,240
Due from related companies	518,536
Due from director	7,246
Total current assets	766,882

Other assets
License agreement	1,095,281
Accumulated amortization	(14,004)
Total other assets	1,081,277

Total assets	$ 1,848,159

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accrued expenses and levies	$ 28,906
Due to director	1,157
Taxes payable	91,709
Current portion of long-term debt	95,314
Total current liabilities	217,086

Long-term debt	999,967

Stockholders' equity
Preferred stock: par value $0.01; 5,000,000 shares authorized; no shares issued and outstanding	-
Common stock: par value $0.001; 50,000,000 shares authorized; 18,664,400 shares issued and outstanding	18,664
Additional paid in capital	102,336
Retained earnings	510,106
Total stockholders' equity	631,106

Total liabilities and stockholders' equity	$ 1,848,159

See accompanying notes to consolidated financial statements

MEDIA CHALLENGE HOLDINGS LIMITED

CONSOLIDATED STATEMENT OF OPERATIONS

Period from August 12, 2004 (inception) to
December 31,
2004

Revenues
Sales revenues	$ 728,809
Cost of goods sold	80,253
Gross profit	648,556

Expenses
Amortization	14,004
Payroll expense	22,724
Other general and administrative	13,136
Total expenses	49,864

Income from operations	598,692

Other income (expense)
Interest income	5
Interest expense	(7,667)
Other	10,785
Total other income (expense)	3,123

Net income before taxes	601,815

Provision for income taxes	(91,709)

Net income	$ 510,106

Basic and fully diluted earnings per share	$ 0.027
Weighted average shares outstanding	18,664,400

See accompanying notes to consolidated financial statements

MEDIA CHALLENGE HOLDINGS LIMITED

CONSOLIDATED STATEMENT OF CASH FLOWS

Period from August 12, 2004 (inception) to
December 31,
2004
Cash flows from operating activities:
Net income	$ 510,106
Adjustments to reconcile net income to
net cash provided by operations:
Amortization	14,004
Changes in operating assets and liabilities:
Accounts receivable	(114,240)
Due from related companies	(518,536)
Due from director	(7,246)
Accrued expenses and levies	28,906
Due to director	1,157
Taxes payable	91,709
Net cash provided by operations	5,860

Cash flows from financing activities:
Issuance of common stock	121,000
Net cash provided by financing activities	121,000

Increase in cash and cash equivalents	126,860

Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$ 126,860

Supplemental disclosures of cash flow information:
Interest paid in cash	$ -
Income taxes paid in cash	$ -

See accompanying notes to consolidated financial statements

MEDIA CHALLENGE HOLDINGS LIMITED

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM AUGUST 12, 2004 (INCEPTION) TO DECEMBER 31, 2004

	Common Stock		Additional
	$.001 Par Value		Paid In	Retained
	Shares	Amount	Capital	Earnings	Total

Balance at August 12, 2004 (date of inception)	-	$ -	$ -	$ -	$ -
Common stock issued for cash	2,342,600	2,342	118,658		121,000
Common stock issued in reverse merger	16,321,800	16,322	(16,322)		-
Net income for the period	-	-	-	510,106	510,106
Balance December 31, 2004	18,664,400	$ 18,664	$ 102,336	$ 510,106	$ 631,106

See accompanying notes to consolidated financial statements

MEDIA CHALLENGE HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.

Nature of operations

Media Challenge Holdings Limited (Parent) was incorporated on August 12, 2004, under the laws of the Territory of the British Virgin Islands (BVI).

The Parent has had no operations other than the formation of Shenzhen New Media Consulting Co., Ltd. (Subsidiary) on November 15, 2004. The Subsidiary is a corporation established in the People’s Republic of China (PRC). The consolidated entity is hereafter referred to as ‘the Company’.

The Company engages in the provision of media consultation and planning services throughout the PRC.

2.

Basis of Presentation

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (US GAAP). This basis differs from that used in the statutory accounts of the Company, which were prepared in accordance with the accounting principles and relevant financial regulations applicable to enterprises in the PRC. All necessary adjustments have been made to present the financial statements in accordance with US GAAP.

On June 6, 2005 the Company completed transaction with China Marketing Media, Inc. (CMM) whereby the Company became a wholly owned subsidiary of CMM. The transaction was treated as a reverse acquisition in which the Company was the accounting acquirer and assumed the capital structure of CMM. These statements have been retroactively restated to show the capital structure of CMM from the beginning of the earliest period presented.

3.

Summary of Significant Accounting Policies

Economic and Political Risks

The Company faces a number of risks and challenges as a result of having primary operations and markets in the PRC. Changing political climates in the PRC could have a significant effect on the Company’s business.

Cash and Cash Equivalents

For purposes of the statements of cash flows, cash and cash equivalents includes cash on hand and demand deposits held by banks. Deposits held in financial institutions in the PRC are not insured by any government entity or agency.

MEDIA CHALLENGE HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.

Summary of Significant Accounting Policies (continued)

Trade Accounts Receivable

Trade accounts receivable are recognized and carried at original invoice amount less an allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount becomes questionable.  No provision has been made for uncollectible accounts as of the balance sheet date.

Revenue Recognition

Revenues are recognized when (1) persuasive evidence of an arrangement exists; (2) delivery has occurred according to the sale terms, (3) the seller's price to the buyer is fixed or determinable; and (4) collectibility is reasonably assured.

Advertising Expense

Advertising costs are expensed as incurred. The Company incurred no advertising costs during the period ended December 31, 2004.

Foreign Currency and Comprehensive Income

The accompanying financial statements are presented in United States (US) dollars. The functional currency is the Renminbi (RMB). The financial statements are translated into US dollars from RMB at year-end exchange rates for assets and liabilities, and weighted average exchange rates for revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

The exchange rate for RMB to US dollars has varied by only 100ths during 2004. Thus, the consistent exchange rate used has been 8.28 RMB per each US dollar. Since there have been no greater fluctuations in the exchange rate, there is no gain or loss from foreign currency translation and no resulting other comprehensive income or loss.

RMB is not freely convertible into the currency of other nations. All such exchange transactions must take place through authorized institutions. There is no guarantee the RMB amounts could have been, or could be, converted into US dollars at rates used in translation.

MEDIA CHALLENGE HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.

Summary of Significant Accounting Policies (continued)

Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain. Nearly all differences in tax bases and financial statement carrying values are permanent differences. Therefore, the Company has recorded no deferred tax assets or liabilities.

Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Pronouncements

In May 2004, the Emerging Issues Task Force of the FASB came to a consensus regarding EITF 02-14 “Whether an Investor Should Apply the Equity Method of Accounting to Investments Other Than Common Stock”. The consensus of the task force is that the equity method of accounting is to be used for investments in common stock or in-substance common stock, effective for reporting periods beginning after September 15, 2004. The Company currently has no equity investments, and therefore no impact will be made on the financial statements of the Company.

In November 2004, the FASB issued Statement No. 151, “Inventory Costs”. SFAS No. 151 requires that items such as idle facility expense, excessive spoilage, double freight, and rehandling costs be recognized as current period charges and that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The statement is effective for fiscal periods beginning after June 15, 2005. The Company believes that the application of SFAS No. 151 will have no significant impact on the financial statements, as the Company maintains no inventory.

MEDIA CHALLENGE HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.

Summary of Significant Accounting Policies (continued)

New Accounting Pronouncements (continued)

In December 2004, the FASB issued Statement No. 153, “Exchange of Non-Monetary Assets”. SFAS No. 153 confirms that exchanges of nonmonetary assets are to be measured based on the fair value of the assets exchanged, except for exchanges of nonmonetary assets that do not have commercial substance. Those transactions are to be measured at entity specific values. The Company believes that the application of SFAS No. 153 will have no significant impact on the financial statements, as the Company has no immediate plans for the exchange of nonmonetary assets.

In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment," which amends SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123, as revised, requires public entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. The cost will be recognized over the period during which an employee is required to provide service in exchange for the award. No compensation cost is recognized for equity instruments for which employees do not render the requisite service. The effective date for the Company is the first reporting period beginning after December 15, 2005. Management expects that the application of SFAS No. 123 (revised 2004) will have no adverse effect on its results of operations, as the Company has not historically compensated its employees with share-based securities.

4.

Related Party Transactions

On November 20, 2004, the Company entered into a subcontracting agreement with Shenzhen Media Investment Company, Limited (MIC), a PRC corporation with owners and directors in common with the Company. The agreement calls for the payment of $1,449,275 to MIC over a nine year period in exchange for a license to operate the business of a certain sales and marketing magazine with distribution throughout the PRC, over the same time period. The Company is entitled to collect advertising revenues from clients already existing at the time of the contract, in addition to any new clients that the Company can attract and retain. Amounts due from related companies under this agreement at December 31, 2004 totaled $518,536.

The Company loaned $7,246 to a director. The loan is unsecured, bears no interest, and has no fixed repayment terms.

The Company has a balance due to another director in the amount of $1,157. The balance bears no interest and is payable on demand.

MEDIA CHALLENGE HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.

License Agreement

The agreement with MIC referred to in Note 4, above, resulted in the capitalization of a license agreement in the amount of $1,095,281 as well as the recognition of a long-term liability in the same amount. The license agreement has a finite life of nine years, and is being amortized over that life using the straight line method.

6.

Income Taxes

The Company is currently subject to income taxes according to applicable tax laws in the PRC. The tax rate is 15%, and is applied to taxable net income. The provision for income taxes for the period ended December 31, 2004 is $91,709. The Company has recorded a liability for the total amount.

7.

Long-Term Debt

As of December 31, 2004 the Company had entered into a contract with MIC for annual payments totaling $1,449,275 over nine years. Interest was imputed on the note at 6%, resulting in the recording of the debt at a present value of $1,095,281. At December 31, 2004, maturities of long-term debt are:

2005	$ 95,314
2006	101,033
2007	107,095
2008	113,520
2009	120,331
Thereafter	557,988
Total	$ 1,095,281

8.

Concentrations

The Company’s sole operations are through a subcontracting agreement with MIC, as discussed in Note 4. MIC obtained its rights to license the magazine business through a similar subcontracting agreement with the magazine publisher, a company owned by the PRC government. A change in the political climate in the PRC could have a material adverse effect on the Company’s business.

MEDIA CHALLENGE HOLDINGS LIMITED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.

Contingencies

The Company has not, historically, carried any property or casualty insurance. No amounts have been accrued for any liability that could arise from the lack of insurance. Management feels the chances of such an obligation arising are remote.

Deposits in banks in the PRC are not insured by any government entity or agency, and are consequently exposed to risk of loss. Management believes the probability of a bank failure, causing loss to the Company, is remote.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

As permitted by the provisions of Nevada law, we have the power to indemnify an individual made a party to a proceeding because they are or were a director of our company, against liability incurred in the proceeding, provided such individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, our best interest and, in a criminal proceeding, they had no reasonable cause to believe their conduct was unlawful.  Indemnification under this provision is limited to reasonable expenses incurred in connection with the proceeding.  We must indemnify a director or officer who is successful, on the merits or otherwise, in the defense of any proceeding or in defense of any claim, issue, or matter in the proceeding, to which they are a party to because they are or were a director or officer of our company, against reasonable expenses incurred by them in connection with the proceeding or claim with respect to which they have been successful.  Our Articles of Incorporation empower the board of directors to indemnify our officers, directors, agents, or employees against any loss or damage sustained when acting in good faith in the performance of their corporate duties.

We may pay for or reimburse reasonable expenses incurred by a director, officer, employee, fiduciary or agent of ours who is a party to a proceeding in advance of final disposition of the proceeding, provided the individual furnishes us with a written affirmation that their conduct was in good faith and in a manner reasonably believed to be in, or not opposed to, our best interest, and undertake to repay the advance if it is ultimately determined that they did not meet such standard of conduct.

Also pursuant to Nevada law, a corporation may set forth in its articles of incorporation, by-laws or by resolution, a provision eliminating or limiting in certain circumstances, liability of a director to the corporation or its stockholders for monetary damages for any action taken or any failure to take action as a director.  This provision does not eliminate or limit the liability of a director (i) for the amount of a financial benefit received by a director to which they are not entitled; (ii) an intentional infliction of harm on the corporation or its stockholders; (iii) for liability for a violation relating to the distributions made in violation of Nevada law; and (iv) an intentional violation of criminal law.  Our by-laws provide for such indemnification.  A corporation may not eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.  Nevada law also permits a corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees, fiduciaries or agents.  We currently do not maintain directors and officers insurance.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Filing Fee	$ 310
Accounting Fees and Expenses	$ 10,000
Legal Fees	$ 50,000
Printing and Postage	$ 3,000
Transfer Agent Fees	$ 2,500
Miscellaneous	$ 5,000
TOTAL	$ 70,810

RECENT SALES OF UNREGISTERED SECURITIES

Name	Date of Sale	Shares	Aggregate Purchase Price	Purchase Price Per Share

Li Ying Sheng (2)	2/7/2005	7,126,422	n/a	n/a

Ding Xiao Feng (2)	2/7/2005	4,827,610	n/a	n/a

Ren Dong Sheng (2)	2/7/2005	4,367,768	n/a	n/a

TOTAL		16,321,800

(1)

Sale of shares pursuant to Section 4(2) of the Securities Act of 1933.  As a result of a pre-existing relationship with each investor, the Company was able to confirm the financial sophistication of the investor or the status of the investor as an accredited investor.

(2)

Sale of shares pursuant to Regulation S under the Securities Act of 1933 in conjunction with closing of the share exchange transaction with Media Challenge Holdings Limited.

All of the securities sold for cash were offered and sold through our officers and directors in reliance upon exemptions from registration either under Section 4(2) of the Securities Act, Section 3(b) of the Securities Act and Rule 505 promulgated thereunder, or Regulation S under the Securities Act of 1933.  The securities sold for consideration other than cash were offered and sold in reliance upon exemptions from registration under Section 4(2) of the Securities Act or Regulation S.  All such transactions were private offerings made without advertising or public solicitation.  Purchasers who purchased shares for cash signed a subscription agreement acknowledging that they were purchasing shares for their own account and acknowledging that the securities were not registered under the Securities Act and cannot be sold unless they are registered or unless an exemption from registration is available.  In addition, a restrictive legend was placed on all share certificates representing the shares.  Purchasers who acquired shares in the share exchange transaction signed an investment representation acknowledging that the securities were not registered under the Securities Act and cannot be sold unless they are registered or unless an exemption is available.  In addition, a restrictive legend was placed on all share certificates representing the shares.

EXHIBITS

(a) The following exhibits are filed with this Registration Statement:

EXHIBITS

2.1

Agreement for Share Exchange dated February 7, 2005, among Derby Resources, Inc., Media Challenge Holdings Limited, a British Virgin Islands corporation, Li Ying Sheng, Ding Xia Feng and Ren Dong Sheng (herein incorporated by reference to the Company’s Current Report on Form 8-K filed on June 9, 2005).

3.1

Articles of Incorporation (herein incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on December 28, 2004).

3.2

Bylaws (herein incorporated by reference from Registration Statement on Form 10-SB filed with the Securities and Exchange Commission on December 28, 2004).

5.1

Opinion of Corporate Counsel

10.1

Entrustment Agreement between Shenzhen Media Investment Co., Ltd and Media Challenge Holding Ltd., dated November 20, 2004

10.2

Operation Management Right Contracting Agreement between Sales and Marketing Publishing House and Shenzhen Media Investment Co., Ltd., dated October 23, 2003

10.3

Amended Operation Management Right Contracting Agreement between Sales and Marketing Publishing House and Shenzhen Media Investment Co., Ltd. dated January 8, 2004

10.4

Marketing Management Agreement between China Marketing Magazine Organization and HDS Consulting (Shanghai) Co, LTD. dated September 3, 2002

10.5

Agreement for Issuing Abroad between China International Books Trading Corporation and Sale and Marketing Publishing House dated June 24, 2003

10.6

General Agency Agreement for Distribution in Beijing between China Marketing Magazine Organization and Beijing Sun Wah (Dahua) Bookstore Distribution Ltd. dated December 1, 2003

10.7

Agency Agreement For Distribution of 2004 between Shenzhen Media Investment Co. Ltd and Guangzhou Qian Kun Tai Circulation Department of Books beginning January 1, 2004

10.8

Agency Agreement for Distribution of 2004 between Shenzhen Media Investment Co. Ltd and Wuhan Dagong Books Co. Ltd beginning January 1, 2004

10.9

Advertisement Agency Contract between Sale and Marketing Publishing House and Shanghai Strategy Management Co., Ltd. beginning January 1, 2004

10.10

Advertisement Agency Contract For the First Level Agent of China Marketing Magazine between China Marketing Magazine Organization and Jinbide Brand Marketing Media Group for the period of March 1, 2005 through February 5, 2006

10.11

Advertisement Agency Contract For the First Level Agent Of China Marketing Magazine among China Marketing Magazine Organization, Shenzhen Media Investment Co., Ltd, and Guangzhou Kaiyue Culture Spreading Co., Ltd for the period of April 15, 2005 through February 15, 2006

23.1

Consent of Certified Public Accountants

23.2

Consent of Corporate Counsel (included in Exhibit 5.1)

UNDERTAKINGS

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned small business issuer hereby undertakes:

(1)

To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together represent a fundamental change in the information in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)

Include any additional or changed material information on the plan of distribution.

(2)

For purposes of determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities as at that time to be the initial bona fide offering.

(3)

To file a post effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Shenzhen, Peoples Republic of China, on this 28th day of November, 2005.

CHINA MARKETING MEDIA, INC.

By: /s/ Li Ying Sheng

President, Chief Executive Officer and Director

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

By: /s/ Li Ying Sheng

President, Chief Executive Officer and Director

Date:  November 28, 2005

By: /s/ Li Bin

Director

Date:  November 28, 2005

By: /s/ Chen Li

            Chief Financial Officer, Secretary and Treasurer

Date:  November 28, 2005

By: /s/ Ding Xiao Feng

Director

Date:  November 28, 2005

By: /s/ Ren Dong Sheng

Director

Date:  November 28, 2005

By: /s/ Tse Kwai Che, David

Director

Date:  November 28, 2005

By: /s/ Liu Yu

Director

Date: November 28, 2005